UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2008

Adino Energy Corporation

(Exact Name of Registrant as Specified in Charter)

Consolidated Minerals Management, Inc.

(Former name or former address, if changed form last report)

Montana	333-74638	82-0369233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2500 City West Boulevard, Suite 300 Houston, Texas 77042
(Address of principal executive offices)

(281) 209 – 9800

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| |	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

| |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

| |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 14, 2008, the Company was advised by its independent accountant, McElravy, Kinchen & Associates, P.C., that certain items in all of the Company’s annual and quarterly financial statements for the fiscal years ended December 31, 2003, 2004, 2005, and 2006 may not have been accounted for properly under Generally Accepted Accounting Principles.

Specifically, the Company’s auditors have informed us that: (1) a debenture issued in 2003 contained a derivative liability that should have been accounted for from 2004 to 2006; (2) the operations of the Company’s subsidiary, Intercontinental Fuels, LLC, should have been consolidated with the Company’s financial statements for the years 2003 to 2005; and (3) interest expenses for several debt instruments should be recorded for 2003 to 2006, with a reversal of these expenses in 2007.

These items do not and will not affect the Company’s cash flow.

The Company is in ongoing discussions with the staff of the Securities and Exchange Commission regarding whether the Company will be required to restate the above financial statements.

The Company is considering the effect of these issues on the Company’s disclosure controls and procedures.

The Company’s Chief Executive Officer, Chairman, and Chief Financial Officer have discussed these matters with the Company’s auditors. The Company’s auditors were furnished with a copy of this Form 8-K and have issued a letter. This letter is attached as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Adino Energy Corporation (Registrant)

By:	/s/ __________________
Timothy G. Byrd, Sr.
CEO

Dated: March 24, 2008

Item 9.01 Financial Statements and Exhibits.

Letter from registrant’s principal accountant received March 19, 2008